EXHIBIT 23.3 - CONSENT OF
                      PRIETO, RUIZ DE VELASCO Y CIA., S.C.


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              [LETTERHEAD OF PRIETO, RUIZ DE VELASCO Y CIA., S.C.]


                        CONSENT OF INDEPENDENT AUDITORS

                                                                October 27, 1997

      We consent to the inclusion in this Registration Statement on Form F-4 of our report dated February 10, 1995, on our audit of the financial statements of SOS Telecomunicaciones, S.A. de C.V. as of December 31, 1994 and for the year then ended.

      We also consent to the reference of our firm under the captions "Independent Accountants", "Summary Historical and Pro Forma Consolidated Financial and Operating Data", and "Selected Historical and Pro Forma Consolidated Financial and Operating Data".


                                          Very truly yours,


                                  Prieto, Ruiz de Velasco y Cia., S.C.



                                          /s/ Ignacio Pineda Luna
                                          ------------------------------
                                          Ignacio Pineda Luna CPA
                                                    Partner